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                                                                   EXHIBIT 10.16

                                    NOVACEPT

                     CHANGE OF CONTROL SEVERANCE AGREEMENT

         This Change of Control Severance Agreement (the "Agreement") is made and entered into effective as of March 13, 2002 (the "Effective Date"), by and between Eugene Skalnyi (the "Employee") and Novacept, a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in
Section 1 below.

                                 R E C I T A L S

         A. It is expected that the Company from time to time will consider the possibility of a Change of Control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

         B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

         C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control.

                                    AGREEMENT

         In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

         1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  (a) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) Employee's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, or (iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company.

                  (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                           (i)      the approval by shareholders of the Company
of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto

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continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                           (ii)     any approval by the shareholders of the
Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                           (iii)    any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

                  (c) Compensation Continuation Period. "Compensation Continuation Period" shall mean the period of time commencing with termination of the Employee's employment as a result of Involuntary Termination at any time after a Change of Control and ending with the date six (6) months following the date of the Employee's termination in such manner.

                  (d) Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; (ii) a reduction by the Company of the Employee's base salary or target bonus as in effect immediately prior to such reduction;
(iii) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (iv) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than twenty-five (25) miles from his current employment location; (v) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vi) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 6 below.

         2. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied.

         3. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

         4. Continuation of Employment Upon Change of Control. In the event that any successor to the Company by reason of Change of Control ("Successor") shall deem it to be in the best interests of the Company or the Successor to continue Employee's employment following a

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Change of Control in order to facilitate a transition or for other legitimate business reasons, Employee agrees to remain employed by the Company for a reasonable period of time, not to exceed one year, following the Change of Control. Such period of time to be mutually agreed upon between the Company and the Employee.

         5.       Change of Control and Severance Benefits.

                  (a)      Termination Following A Change of Control.

                           (i)      Severance Payments. If the Employee's
employment with the Company terminates as a result of an Involuntary Termination at any time after a Change of Control, then the Employee shall be entitled to receive continuing payments of severance pay during the Compensation Continuation Period at a rate equal to one hundred (100)% of the Employee's base salary and target bonus (as in effect immediately prior to the Change of Control). Such severance payments shall be paid in accordance with the Company's normal payroll practices. In addition, during the Compensation Continuation Period, the Company shall continue to make available to the Employee and Employee's spouse and dependents covered under any group health plans or life insurance plans of the Company on the date of such termination of employment, all group health, life and other similar insurance plans in which Employee or such Covered Dependents participate on the date of the Employee's termination. Notwithstanding the foregoing, the Employee will not be entitled to receive any severance payments pursuant to this paragraph 5(a)(i) unless the Employee executes, contemporaneous with termination of his employment, an express written release (in customary form) of liability in favor of the Company or the Successor (as the case may be) in relation to any and all claims related to the Employee's employment with the Company, other than claims arising under this Agreement.

                           (ii)     Option Acceleration. Upon a Change of
Control, each option granted to the Employee by the Company (the "Options") shall immediately become vested and exercisable in full.

                           (iii)    Other Termination. If the Employee's
employment with the Company terminates other than as a result of an Involuntary Termination at any time after a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

                  (b) Termination Apart from a Change of Control. Except as expressly set forth in paragraph 5(c) hereof, no provision within this Agreement shall confer any benefit upon the Employee in the event of the Employee's termination for any reason other than in connection with or following a Change of Control.

                  (c) Accrued Wages and Vacation: Expenses. Without regard to the reason for, or the timing of, Employee's termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the date of termination; (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the date of termination in accordance with the Company's vacation policies; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably

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and necessarily incurred by the Employee in connection with the business of the
Company prior to the date of termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

         6.       Successors.

                  (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                  (b) Employee's Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.
Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         7.       Notices.

                  (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid, In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

         8.       Miscellaneous Provisions.

                  (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

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                  (b)      Waiver. No provision of this Agreement may be
modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) Integration. This Agreement and the stock option agreements representing the Options represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral.


                  (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

                  (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (f) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

                  (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereby executes this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                                NOVACEPT
                                        By: /s/ David M. Clapper
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                                        Title: President & CEO.

EMPLOYEE:                               /s/ Eugene Skalnyi
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                                        Signature

                                        Eugene Skalnyi, M.D.
                                        ---------------------------------
                                        Print Name

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